PROMISSORY NOTE

$175,000.00 US Currency         June 19, 2014

FOR VALUE RECEIVED, Invent Ventures, Inc., a Nevada corporation (hereinafter referred to as the "Maker") promises to pay to the order of James Jago, ("Holder"), or assigns, at such other place as the Holder may from time to time designate in writing to the Maker, in lawful money of the United States of America, the principal sum of $175,000.00, or so much thereof as may be hereafter disbursed, without interest.

SECTION ONE - TERMS

The principal and interest due under this Note shall be paid in the following manner:

a)  The entire principal amount of this Note, including accrued interest shall be due and payable on or before June 30th, 2015.

SECTION TWO - RISKS

IN MAKING A DECISION TO LEND FUNDS SUBSCRIBER MUST RELY ON HIS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE NOTE INSTRUMENT, INCLUDING THE MERITS AND RISKS INVOLVED. A LOAN IN A NEW COMPANY IS CONSIDERED TO BE A HIGH RISK.

The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this Promissory Note and of making an informed financial decision, and does not require a Company representative in evaluating the merits and risks, or has relied upon the advice of a Company representative.

The Holder has been given the opportunity to ask question of and to receive answers from persons acting on the Company’s behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. As a result, Holder is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of Company, has available full information concerning their affairs and has been able to evaluate the merits and risks of the Promissory Note.

SECTION THREE – OTHER TERMS

Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations, any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter by provided, by the Constitution and laws of the United States of America and of any state thereof, against the enforcement and collection of the obligations evidenced by this Note.

This Note may not be assigned by either party hereto without the prior written consent of the other.  In the event that this Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

This Note shall be governed by the laws of the State of Nevada, United States of America.

Given under the hand and seal of the undersigned, the date and year indicated above.

INVENT VENTURES:

HOLDER:

____________________________

____________________________

Bryce Knight

James Jago

CEO of Invent